July 20, 2005

Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation
1833 Alton Parkway
Irvine, CA 92606

Attn: William Moffatt

Re: Commitment Letter for Revolving Credit and Security Agreement

Ladies and Gentlemen:

This Commitment Letter is made and entered into, as of the date set forth above, by and between Countrywide Warehouse Lending, a California corporation (“Lender”) Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation (collectively “Borrower”). This Commitment Letter supplements the Revolving Credit and Security Agreement (the “Agreement”) by and between Lender and Borrower. In the event there exists any inconsistency between the Agreement and this Commitment Letter, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. This Commitment Letter supercedes and replaces any other Commitment Letter or amendments as of the Effective Date.

Effective Date:
July 20 2005

Term:
One (1) year, maturing on July 19, 2006

Aggregate Credit Limit:
Five Hundred Million Dollars ($500,000,000), $1,000,000 of the Aggregate Credit Limit shall be for the exclusive use of Bravo Credit Corporation $1,000,000 of the Aggregate Credit Limit shall be for the exclusive use of ECC Capital Corporation, but will remain the obligations of Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation. Borrower shall be obligated to verify that the exclusive limit for ECC Capital Corporation is adhered to prior to requesting an advance

Credit-Off Feature:
Additional $250,000,000 uncommitted. In order to qualify for Credit Off, a loan must:

1.	Be in Tranche A, A-1 or B of Schedule 1;

2.	Advance Rate shall be the lower of 100.50%; or 97.50% of mark-to-market; or 97.50% of commitment price;

3.	Have collateral delivered and accepted by Lender or an approved custodian;

4.	Be allocated to a security(ies) to be underwritten by Countrywide Securities Corporation (”CSC”) or a whole loan trade sold to CSC;

5.	Borrower has provided Lender with a current whole loan market price from CSC;

6.	Borrower has provided Lender with evidence of a hedge instrument on the financed loans, in a form acceptable to Lender;

7.	Any related due diligence by CSC has been completed;

8.	Have other documents delivered to Lender or its designee as may be required by Lender;

9.	In addition, interest and all other fees will continue to accrue until the final purchase price is paid. Margin over 30 day LIBOR shall be .75%. Noncompliant and default loans are not eligible for the Credit Off Feature.

Financial Covenants:
The ongoing availability of the Agreement is subject to the maintenance of the following financial covenants:

(a)	Minimum Tangible Net Worth of ECC Capital Corporation: $300,000,000 plus 80% of any new equity.

(b)	Minimum Liquidity: Borrower to maintain cash or cash equivalents, meeting the investment quality requirements as defined in the Agreement, in a minimum amount equal to Thirty Million ($30,000,000), inclusive of the Over/Under Account Balance.

(c)	Maximum ratio of Total Liabilities and Warehouse Debt (Warehouse Debt is inclusive of outstandings on warehouse lines, repurchase facilities or other off balance sheet financing to Tangible Net Worth) (excluding the related liability, asset and equity in CMO investments): 20:1 (excluding Credit Off and Countrywide’s Early Purchase Program).

(d)	Net Income: Borrower shall show positive pre-tax net income when combining any two (2) calendar quarters.

Other Covenants:
The ongoing availability of credit under the Agreement is subject to Borrower’s compliance with all other covenants in the Agreement, including, without limitation;

(i)	Not making any material changes to its secondary marketing, underwriting, third party origination and interest rate risk management practices without the prior consent of Lender.

(ii)	in the event any loan allocated to a security(ies) underwritten and priced by CSC is removed from such allocation for adverse investment quality for the related security, Borrower shall be required to payoff such loan from Lender’s line of credit. If Borrower fails to comply with such obligations, Lender shall not be required or deemed to have released its security interest in such loan(s) and Lender shall have the right to direct CSC to offset from the purchase proceeds from such security(ies) any amounts required to be paid by Borrower under this section.

Advance Request Deadline (upon receipt by Lender of all requirements):
1:00 p.m. (Pacific time). Lender will use best efforts on wire requests received through 2:00 p.m. (Pacific Time),
Advance requests received after 2:00 PM Pacific time shall be subject to a additional fee of $25.00 per Advance.

Deadline for daily receipt of funds and Purchase Advices by Lender:
1:00 p.m. (Pacific time).

Commitment Fee:
Due annually, 12.5 basis points, payable in quarterly installments, with the first installment due prior to the Effective Date. The entire commitment fee is due even in the event of termination by Borrower. The fee is payable based on Aggregate Credit Limit only and will be prorated in event of increases

Unused Facility Fees:
Waived

Minimum Over/Under Account Balance:
$2,500,000 plus 0.50% of the outstanding Advances under Credit-Off Feature. (Borrower to be entitled to interest thereon at LIBOR plus 0.75%. on the Minimum Over/Under Account Balance);

Eligible Loan:

Prior to each Advance and for so long as a mortgage loan is pledged to Lender, each such mortgage loan will satisfy Lender’s eligibility criteria, including, but not limited to:

(a)	Each mortgage loan will be in compliance with all representations and warranties contained in the Agreement;

(b)	No mortgage loan will be more than 30 days past its original funding date and no loan will be contractually delinquent 30 days or more;

(c)	No mortgage loan will be subject to either HOEPA requirements or any similar state or local “high cost” law or regulation;

(d)	Eligible property types are Single Family Residence, Condominium, Townhouse, Planned Urban Development (PUD) and multiple unit properties of 2-4 units; ineligible property types include co-op, mobile home, land, commercial and multi units of 5+units, or otherwise not eligible per agency guidelines.

(e)	Each mortgage loan will conform in all material respects to Borrower’s underwriting guidelines, which shall be provided to, and approved by, Lender;

(f)	No more than 5% of the aggregate outstanding balance will consist of mortgage loans with a manufactured dwelling property type and no such mortgage loan will have an LTV in excess of 85%;

(g)	No more than 5% of the aggregate outstanding balance will consist of mortgage loans having credit grades of C- or D;

(h)	No loan shall have a FICO score, on the primary borrower, of less than 500, other than as indicated in Tranche A-1;

(i)	No mortgage loan shall have an LTV or CLTV in excess of 100%;

(j)	No more than 3% of the aggregate outstanding balance will consist of mortgage loans that are stated income investment property;

(k)	No loan shall have an overall debt-to-income ratio in excess of 55.0%;

(l)	No mortgage loan will have an original principal balance in excess of $1,000,000, subject to the restrictions of Tranche B in Schedule 1;

There will be no adverse selection with respect to mortgage loans delivered hereunder and that the characteristics with respect to, but not limited to, note rate distribution, LTV, loan grade, credit score and geographic distribution shall be consistent with the characteristics of Borrower’s overall loan production.

Reporting requirements:
Financial Reports: Borrower to provide Lender with Interim financials together with all other financial information requested by Lender no more than forty five (45) days following the last day of the previous quarter end. Borrower to provide Lender with audited financials together with all other financial information requested by Lender no more than ninety (90) days following the last day of the fiscal year.

Borrower will provide Lender (a) an electronic data format as required but not more than weekly of mortgage loans financed with Lender (data elements to be agreed upon). And (b) trade confirmations and settlement schedules relating to Borrowers whole loan sale and securitization transactions which include mortgage loans financed with Lender.

Reimbursement of Expenses:
Borrower shall reimburse Lender for certain out-of-pocket expenses under the following circumstances:

(a)	Due Diligence Fee: Borrower to reimburse Lender on a quarterly basis for all direct expenses incurred in connection with any ongoing due diligence or monitoring under the facility including, without limitation contract underwriting services, which shall not exceed $25,000 per quarter.

(b)	Amendment Fee: A fee of $2,500 will be charged for any future amendments to the Credit Agreement, Commitment Letter, personal guarantee or other required legal documents.

Guarantors:
None

Please acknowledge your agreement to the terms and conditions of this Commitment Letter by signing in the appropriate space below and returning a copy of the same to the undersigned. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,

Countrywide Warehouse Lending

By: Riju Walia
Name            Riju Walia
Title: 1st VP Credit & Compliance
Date:

Agreed to and Accepted by:

Encore Credit Corp.

By: W. E. Moffatt
Name            William E. Moffatt
Title: Treasurer
Date: July 22, 2005

Bravo Credit Corporation

By: W. E. Moffatt
Name            William E. Moffatt
Title: Treasurer
Date: July 22, 2005

ECC Capital Corporation

By: W. E. Moffatt
Name            William E. Moffatt
Title: Treasurer
Date: July 22, 2005